SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
AMENDMENT NO. 1

Current Report
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report: June 24, 2010

Citizens South Banking Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23971	54-2069979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

519 South New Hope Road, Gastonia, North Carolina	28054-4040
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  704-868-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Securities Holders

The Company previously reported the results of its 2010 Annual Meeting of Stockholders.  Reported vote totals inadvertently omitted broker non-votes for Proposal IV.  Corrected vote totals are as follows:

Proposal I:  The election of three directors for a three year term.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Richard K. Craig	5,867,804	40,397	1,442,913
Eugene R. Matthews, II	5,859,760	48,441	1,442,913
Kim S. Price	5,834,445	73,756	1,442,913

Proposal II:  The approval of an advisory non-binding proposal to approve the Company’s executive compensation program and policies.

Shares Voted For	Shares Voted Against	Abstentions
6,737,582	528,819	84,713

Proposal III:  The ratification of appointment of Cherry, Bekaert & Holland L.L.P. as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2010.

Shares Voted For	Shares Withheld	Abstentions
7,325,594	19,597	5,923

Proposal IV:  The approval of issuance of shares of common stock upon the conversion of the Company’s recently issued 8,280 shares of Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series B.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
5,552,381	291,515	64,305	1,442,913

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CITIZENS SOUTH BANKING CORPORATION
DATE: June 30, 2010	By: /s/ Paul L. Teem, Jr
Executive Vice President, Secretary, and Chief Administrative Officer